Exhibit 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports First Quarter 2015 Results

WEST MELBOURNE, Florida -- May 6, 2015 -- RELM Wireless Corporation (NYSE MKT: RWC) today announced its financial and operating results for the first quarter ended March 31, 2015.

For the first quarter ended March 31, 2015, sales increased 9.6% to approximately $8.6 million, compared with $7.8 million for the first quarter of 2014.  Net income for the first quarter 2015 increased approximately 13.3% to $538,000, or $0.04 per diluted share, compared with net income of approximately $475,000, or $0.03 per diluted share, for the same quarter last year.

Gross profit margin for the first quarter 2015 improved to 42.9% of sales, compared with 40.2% of sales for the same quarter last year.  Selling, general and administrative expenses totaled approximately $2.9 million (34.3% of sales) for the first quarter 2015, compared with approximately $2.5 million (32.5% of sales) for the first quarter of 2014.

The Company had approximately $29.7 million in working capital as of March 31, 2015, of which $16.4 million was comprised of cash and trade receivables.  This compares with working capital of $28.9 million as of December 31, 2014, of which $14.6 million was comprised of cash and trade receivables.  As of March 31, 2015, the Company had no borrowings outstanding under its revolving credit facility.

RELM President and Chief Executive Officer David Storey commented, “The first quarter was a positive start to the year.  Our sales were a Company record for the first quarter, and almost 10% above last year’s strong first quarter sales.  A major contributor to this performance was international sales, which is a key strategic growth objective for us.  Importantly, these sales are to new public safety customers.  Sales to some of our legacy customers supplemented the new international wins.  Gross profit margins were solid, and improved from the first quarter last year.  Also, our operating income increased over 23% compared to the first quarter last year.  Meanwhile, our working capital position continued to grow and we remain debt-free.”

Mr. Storey continued, “I am encouraged that we realized some success entering new markets and gaining traction with new customers, which are cornerstones of our strategic plans for growth.  We are looking forward to capitalizing on our momentum in coming quarters.”

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Thursday, May 7, 2015.  Shareholders and other interested parties may participate in the conference call by dialing 877-407-8031 (international/local participants dial 201-689-8031) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on May 7, 2015.  The call will also be webcast at http://www.relm.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast.  An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until May 15, 2015, by dialing 877-660-6853 (international/local participants dial 201-612-7415) and entering the conference ID# 13606939.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security.  The shift toward interoperability gained momentum as a result of significant communications failures in critical emergency situations.  RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless Corporation

As an American Manufacturer for 68 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications.  Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications.  RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.  The Company’s common stock trades on the NYSE MKT market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; government regulation; business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; acts of war or terrorism; any infringement claims; provisions in our charter documents and under Nevada law that may discourage a potential takeover; maintenance of our NYSE MKT listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables To Follow)

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data) (Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014

Sales, net	$8,577	$7,824
Expenses
Cost of products	4,894	4,678
Selling, general and administrative	2,943	2,546
Total expenses	7,837	7,224

Operating income	740	600

Other income:
Other income	3	1
Total other expense	3	1

Income before income taxes	743	601

Income tax expense	(205)	(126)

Net income	$538	$475

Net income per share-basic:	$0.04	$0.03
Net income per share-diluted:	$0.04	$0.03
Weighted average shares outstanding-basic	13,671,436	13,623,220
Weighted average shares outstanding-diluted	13,857,207	13,711,967

RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In thousands, except share data) (Unaudited)

	March 31,	December 31,
	2015	2014
ASSETS

Current assets:
Cash and cash equivalents	$10,685	$11,363
Trade accounts receivable (net of allowance for doubtful accounts of $49 at March 31, 2015 and December 31, 2014, respectively)	5,747	3,266
Inventories, net	11,550	12,112
Deferred tax assets	3,468	3,743
Prepaid expenses and other current assets	1,680	1,921
Total current assets	33,130	32,405
Property, plant and equipment, net	1,269	1,282
Deferred tax assets, net	2,360	2,290
Capitalized software, net	650	753
Other assets	242	256
Total assets	$37,651	$36,986

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,506	$1,403
Accrued compensation and related taxes	1,285	1,246
Accrued warranty expense	414	384
Accrued other expenses and other current liabilities	143	217
Deferred revenue	128	291
Total current liabilities	3,476	3,541

Deferred revenue	356	212
Total liabilities	$3,832	$3,753
Commitments and contingencies
Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares none issued or outstanding.	—	—
Common stock; $.60 par value; 20,000,000 authorized shares: 13,690,760 and 13,665,087 issued and outstanding shares at March 31, 2015 and December 31, 2014, respectively	8,214	8,199
Additional paid-in capital	24,849	24,816
Retained earnings	756	218
Total stockholders' equity	33,819	33,233
Total liabilities and stockholders' equity	$37,651	$36,986